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                                                                   EXHIBIT 99


NEWS RELEASE

FOR IMMEDIATE RELEASE                                    FOR MORE INFORMATION:
                                                  Gregg Waldon, Stellent, Inc.
                                                                (952) 903-2003
                                                     gregg.waldon@stellent.com

                                                 Amanda Kohls or Fred Haberman
                                                   Haberman & Associates, Inc.
                                                                (612) 338-3900
                                                        amanda@habermaninc.com
                                                          fred@habermaninc.com

STELLENT CHAIRMAN ROBERT OLSON RETURNS AS PRESIDENT AND CEO

COMPANY ANNOUNCES PRELIMINARY FOURTH QUARTER REVENUE OF APPROXIMATELY $16.8 MILLION

EDEN PRAIRIE, MN, APRIL 1, 2003 -- Stellent(TM), Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its chairman and founder, Robert Olson, has returned as president and chief executive officer
(CEO) of the company. Olson succeeds outgoing president and CEO Vern Hanzlik, who will assist in the transition and other matters of importance to the company.
         Olson founded Stellent (formerly known as IntraNet Solutions) in 1990 and served as the company's CEO through June 2001. During that time, he grew the company to more than $66 million in annual revenues; led the company in establishing a market presence for its first Web-based product offerings; spearheaded the 1999 launch of Stellent(TM) Content Management, the company's flagship product line; and directed the company to a market position as one of the top three content management solution providers in the world.
         "I am excited to be back at the helm of the company I founded and believe the market for content management solutions that provide intrinsic, tangible business value is one of the best growth opportunities in the software industry," said Olson. "Stellent's universal content architecture is unique in that it provides substantially all required content management functionality -- Web content management, document management, collaboration, file sharing and digital asset management -- in a single, high-performance product. Our management team was bolstered in the last two months with the addition of several seasoned software executives including Dave Batt as executive vice president of global field operations, Sharon Roberts as vice president of alliances, and John Page as vice president of consulting services.
         "We've made tremendous progress with key technology and system integrator partners, and our customers continue to successfully deploy our software for line-of-business and enterprise-wide business initiatives. We are positioned for strong, sustainable growth, and I look forward to executing on our opportunity.
         "In addition, I want to thank Vern Hanzlik for his many years of contributing to the successes we've had as an organization," Olson said.

PRELIMINARY FOURTH QUARTER AND YEAR-END REVENUE RESULTS

                                     -MORE-

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STELLENT CHAIRMAN OLSON RETURNS AS PRESIDENT AND CEO                      PAGE 2

         Stellent also announced today that based on a preliminary, unaudited analysis of its results of operations, it expects total revenue for the fourth quarter of its fiscal year 2003, ended March 31, 2003, to be approximately $16.8 million and total revenue for the fiscal year 2003 to be approximately $65.4 million. The company expects to end the quarter with approximately $78 million in cash and marketable securities.
         "We grew our cash and marketable securities position to approximately $78 million, up from $77 million in the Dec. 31, 2002 quarter, despite the impact of approximately $650,000 for a cash acquisition of assets and approximately $965,000 in Stellent common stock purchases during the quarter," Olson said.
         Stellent's fourth quarter and year-end financial results are scheduled to be released on Tuesday, April 29, 2003, after the close of the market. The company will host a conference call on April 29, 2003 at 4:00 p.m. CDT.

ABOUT STELLENT, INC.

         Stellent, Inc. (www.stellent.com) is a global provider of content management solutions. The company's Stellent Content Management system enables customers to rapidly deploy line-of-business Web sites, such as employee portals and partner extranets, as well as enterprise-wide solutions that standardize content management for use by multiple sites and applications throughout an organization. Stellent has been ranked one of the top three content management vendors by industry analyst firms Gartner Dataquest, Giga Information Group and Aberdeen Group, and has more than 1,500 customers, including much of the Global 2000. Its customer roster includes Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, Aetna/ING, Target Corp., Janus, Emerson Process Management and various BlueCross BlueShield organizations across 15 states. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

                                       ###

Any forward-looking statements in this release, including, without limitation, statements regarding the Company's revenue expectations, future business prospects and opportunities for growth, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.